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                                                               Exhibit 21(CEI)
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                                                                 Exhibit 21(CEI)





                             LIST OF SUBSIDIARIES
                             --------------------
                                      OF
                                      --
                 THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
                 -------------------------------------------



The Cleveland Electric Illuminating Company has one subsidiary, Centerior Funding Corporation, which is wholly owned and is incorporated under the laws of the State of Delaware. This subsidiary was formed in 1995 to serve as the transferor in connection with the sale of an asset- backed security expected to be completed in 1996.





March 26, 1996